EXHIBIT 10.52

SEVENTH AMENDMENT AND CONSENT AGREEMENT

THIS SEVENTH AMENDMENT AND CONSENT AGREEMENT (this “Agreement”) is made as of December 28, 2011, by and among GPF Acquisition, LLC (“GPFA,” or the “Borrower” as the context may require), Walker & Dunlop Multifamily, Inc., Walker & Dunlop GP, LLC, Green Park Financial Limited Partnership, W&D, Inc., Walker & Dunlop, Inc., and Walker & Dunlop, LLC (collectively, the “Obligor Group”), Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”), and the lenders party hereto (the “Lenders”).  Capitalized terms used herein without definition have the meanings specified therefor in that certain Amended and Restated Credit Agreement dated as of January 30, 2009, by and among the Obligor Group, the Administrative Agent, and the Lenders, as amended (the “Credit Agreement”).  Walker & Dunlop II LLC joins this Agreement in its capacity as a Pledgor.

R E C I T A L S

A.            The Obligor Group has informed the Administrative Agent and the Lenders that (i) the Company desires to assume, as of the Assumption Effective Date (as hereafter defined), the obligations of GPFA as the Borrower under the Credit Agreement, and become the borrower of the Loan and the “Borrower” under the Loan Agreement and other Loan Documents (including, without limitation, the Notes), without constituting a novation of the Company’s existing obligations as a Guarantor or affecting the obligations of GPFA (the foregoing being referred to herein as, the “Assumption”), (ii) effective as of December 30, 2011 (the “Reorganization Date”) the Obligor Group and certain of their respective Affiliates (collectively, the Obligor Group and such Affiliates, the “Reorganizing Parties”) desire to enter into and consummate a series of transactions, as more particularly described in Exhibit A annexed hereto (each, a “Reorganization Transaction,” and collectively, the “Reorganization Transactions”), pursuant to the various documents and agreements listed on Exhibit B annexed hereto (collectively, the “Reorganization Documents”), as a result of which the remaining entities comprising the Obligor Group will be WDLLC (as a direct wholly-owned Subsidiary of Multifamily Inc.), Multifamily Inc. (as a direct wholly-owned subsidiary of the Company), and the Company (the ownership of which is not to be impacted by the Reorganization Transactions), as more fully described in Exhibit A and the Reorganization Documents, and as shown on the organizational chart annexed hereto as Exhibit C (the “Effective Date Org Chart”), and (iii) in connection with the Reorganization Transactions, WDLLC and Multifamily Inc. desire to amend their respective Organization Documents as of the Reorganization Date, pursuant to the documents listed on Exhibit D annexed hereto (collectively, the “Organization Documents Amendments”).

B.            The Assumption requires the consent of the Administrative Agent, the Collateral Agent, and the Lenders, which consents have been requested by the Obligor Group.

C.            The Reorganization Transactions and the Organization Documents Amendments are prohibited by various provisions of, or otherwise, without the consent of the Administrative Agent, the Collateral Agent, and the Lenders, could constitute a Default or Event of Default under, the Credit Agreement and other Loan Documents, and the Loan Parties therefore have requested that the Administrative Agent, the Collateral Agent, and the Lenders consent to the Reorganization Transactions and the Organization Documents Amendments, and waive any Defaults and Events of Default under the Credit Agreement otherwise resulting therefrom; and

D.            The Administrative Agent, the Collateral Agent, and the Lenders have agreed to the requests of the Obligor Group, but only on, and subject to, the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Defined Terms Incorporated into Credit Agreement.  From and after the Assumption Effective Date and the Reorganization Effective Date (each of which, if it occurs, an “Effective Date”), as applicable, defined terms used in this Agreement (including the Recitals) shall have the same meanings in the Credit Agreement and other Loan Documents as in this Agreement, as the context shall require, and the Credit Agreement and other Loan Documents shall be deemed amended as of the applicable Effective Date to accomplish the foregoing without the need to otherwise add each such term, or any of them, to the Credit Agreement pursuant to this Agreement or otherwise.

2.              Assumption of Loan by the Company.

(a)         Without limiting the Company’s existing obligations under the Credit Agreement and other Loan Documents to which it is a party (as Guarantor through the Assumption Effective Date, and thereafter in its capacity as the Borrower as set forth in this Section 2(a)), without relieving GPFA of any of its existing obligations under Credit Agreement and other Loan Documents to which it is a party (as the Borrower through the Assumption Effective Date, and thereafter in its capacity as Guarantor as set forth in Section 2(c), below), and without intending to create a novation with respect to any of the foregoing obligations, as of the Assumption Effective Date the Company hereby assumes the (i) indebtedness evidenced by the Notes, (ii) the Loan,  and (iii) all of GPFA ‘s other obligations, as borrower or maker, as the case may be, under the Loan Documents to which GPFA is a party to the same extent as if the Company had signed such instruments.  Subject to the terms of this Agreement, from and after the Assumption Effective Date, the Company agrees to comply with and be bound by all the terms, covenants, agreements, conditions and provisions relating to GPFA set forth in those Loan Documents to which GPFA was a party.  To evidence the assumption of the Borrower’s obligations under the Notes, the Company, as the “Borrower,” shall issue replacement Notes to each Lender, to be dated as of the Assumption Effective Date and to be in the respective principal amounts outstanding on the Assumption Effective Date under the Notes currently respectively held by them (the “Replacement Notes”).  The Company acknowledges that no principal amounts paid under the Notes may be reborrowed.

(b)         From and after the Assumption Effective Date, references in the Credit Agreement and other Loan Documents to the Borrower shall mean and refer to the Company, provided, however, that (i) the foregoing is not intended to and shall not constitute an extinguishment of the Company’s existing liabilities and obligations arising in its capacity as a Guarantor, and (ii) nothing in this Agreement shall affect the Company’s specific obligations, covenants, and agreements under the Credit Agreement and other Loan Documents to which it is a party, including, without limitation, pursuant to the Replacement Pledge Agreement.

(c)          From and after the Assumption Effective Date, the obligations of GPFA under the Credit Agreement and other Loan Documents to which it is a party shall continue in effect, with GPFA as a Guarantor, jointly and severally with the Borrower and the other Guarantors, and GPFA hereby accepts, adopts, and assumes each and every provision of the Credit Agreement and of every other Loan Document applicable to Guarantors, jointly and severally with all other Guarantors, including Sections 11.01 through and including 11.05 of the Credit Agreement, each of which is hereby incorporated herein by reference as if set forth herein at length.  From and after the Assumption Effective Date, the term “Guarantor” (and therefore the term “Loan Party”) as used in the Credit Agreement shall include GPFA in such capacity.

3.              Consents.  On and subject to the terms and conditions set forth in this Agreement, as of the Reorganization Effective Date, the Administrative Agent, the Collateral Agent, and the Lenders hereby consent to (a) the Reorganization Transactions, and (b) the Organization Documents Amendments.

4.              Ratification of Pledges.  Each Pledgor hereby ratifies and confirms the security interests granted by such Pledgor to the Administrative Agent and the Lenders to secure the Obligations, including after giving effect to the Assumption and as of the Reorganization Date and consummation of the Reorganization Transactions.  In addition: (a) Multifamily Inc., as the surviving entity of the various mergers included within the Reorganization Transactions, and the assignee of the Equity Interest in WDLLC being contributed to it by the Company in a Reorganization Transaction, and (b) each Pledgor (other than Multifamily Inc.), hereby acknowledges, confirms and agrees that each Reorganization Transaction to which such Person is a party is subject to the respective Pledge Agreements and that, after giving effect to the Reorganization Transactions, all collateral currently securing the Obligations is intended to continue to secure the Obligations as provided in the respective Pledge Agreements of the Company and Multifamily Inc.

5.              Amendment to Credit Agreement.  In addition to the modifications to the Credit Agreement pursuant to other provisions of this Amendment, effective as of the Reorganization Effective Date the Credit Agreement is hereby amended as follows (with all existing provisions of the Credit Agreement, as amended to the date hereof, to remain in effect until the Reorganization Effective Date, or, if the Reorganization Effective Date does not occur, to continue in effect in accordance with the terms thereof unless and until otherwise amended, modified, or waived):

(a)         Except as provided in this Amendment with respect to GPFA, unless the context otherwise requires in any particular instance, all references in the Credit Agreement and any other Loan Document to any member of the Obligor Group, or any other applicable entity, whose separate legal existence will terminate as a result of and as contemplated by the Reorganization Transactions will be a reference to Multifamily Inc.

(b)         Section 1.01 of the Credit Agreement is amended as follows:

(i)             Subsections (a), (b), (c) of the definition of “Change of Control” set forth therein are hereby deleted in their entirety and replaced with the following:

“(a)   The Company shall cease to both (i) directly own, legally and beneficially (free and clear of all Liens other than those in favor of the Collateral Agent and the Lenders), 100% of the issued and outstanding Equity Interests of, and (ii) directly Control, Multifamily Inc.;”

“(b)   Multifamily Inc. shall cease to both (i) directly own, legally and beneficially (free and clear of all Liens other than those in favor of the Collateral Agent and the Lenders), 100% of the issued and outstanding Equity Interests of, and (ii) directly Control, WDLLC;”

“(c)   INTENTIONALLY OMITTED”

(ii)          The definition of the term “Operating Agreement” set forth therein is hereby deleted in its entirety and replaced with the following:

“Operating Agreement” means the Amended and Restated Operating Agreement of WDLLC dated as of January 30, 2009, (a) from and after the Second Amendment Effective Date, as amended to such date, (b) from and after the consummation of the Formation Transactions and the Public Offering, as amended pursuant to Amendment No. 4 thereto dated as of December 20, 2010, and (c) from and after the consummation of the Reorganization Transactions, as amended and restated pursuant to that certain First Restated Operating Agreement of Walker & Dunlop, LLC to be dated on or about the Reorganization Date and to be in the form thereof approved by the Administrative Agent.”

6.              Conditions Precedent to the Assumption; Assumption Effective Date.  As used herein, the term “Assumption Effective Date” means, and the Assumption Effective Date will be deemed to occur on, December 28, 2011, provided that, by 3:00 p.m. eastern time on such date, the following conditions and any other applicable conditions set forth in this Agreement have been satisfied or waived in writing by the Administrative Agent, failing which the agreements of the Agents and the Lenders under this Agreement and all related documents shall be null and void at the option of the Administrative Agent:

(a)         The Administrative Agent shall have received each of the following, each to be in form and substance satisfactory to the Administrative Agent:

(i)             This Agreement, duly executed by each member of the Obligor Group, each Pledgor (if not a member of the Obligor Group), the Agents, and the Lenders.

(ii)          The Replacement Notes, duly executed by the Company.

(iii)       Such certificates of resolutions or other actions, incumbency certificates and/or other certificates of Responsible Officers of such members of the Obligor Group as the Administrative Agent may require evidencing (A) the authority of such member of the Obligor Group to enter into, execute, and deliver this Agreement and the other documents to be executed and delivered in connection herewith to which such Person is a party or is to be a party, and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible

Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party.

(iv)      Such other documents as the Administrative Agent, the Collateral Agent, or a Lender reasonably may require, duly executed and delivered.\

(v)         An opinion of counsel to the Company and the other members of the Obligor Group as to such matters as the Administrative Agent reasonably shall require.

(b)         No Default or Event of Default shall have occurred and be continuing.

(c)          The representations and warranties of each member of the Obligor Group contained in this Agreement or in any document, instrument, or agreement delivered or to be delivered in connection with this Agreement (i) shall have been true and correct in all material respects on the date that such representations and warranties were made, and (ii) shall be true and correct in all material respects on the Assumption Effective Date as if made on and as of such date.

(d)         All required third party and Governmental Authority consents, waivers, approvals, and authorizations to the Assumption and this Agreement shall have been obtained or waived, and copies of such consents, waivers, approvals, and authorizations shall have been provided to the Administrative Agent.

(e)          The Company shall have paid all of the reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) of the Agents and the Lenders incurred in connection with this Agreement, the Replacement Notes, all other documents in connection herewith, and the matters addressed in and contemplated by this Agreement.

7.              Conditions Precedent to the Reorganization Transactions; Reorganization Effective Date.  As used herein, the term “Reorganization Effective Date” means, and the Reorganization Effective Date will be deemed to occur on, the Reorganization Date, provided that, by 3:00 p.m. eastern time on such date, the following conditions and any other applicable conditions set forth in this Agreement have been satisfied or waived in writing by the Administrative Agent, failing which the agreements of the Agents and the Lenders under this Agreement and all related documents shall be null and void at the option of the Administrative Agent:

(a)         The Assumption Effective Date shall have occurred in accordance with the applicable provisions of this Agreement.

(b)         The Administrative Agent shall have received the following, each to be in form and substance satisfactory to the Administrative Agent:

(i)             Such updated certificates of resolutions or other actions, incumbency certificates and/or other certificates of Responsible Officers of each member of the Obligor Group as the Administrative Agent may require.

(ii)          Fully executed copies of all of the Reorganization Documents and the Organization Documents Amendments, which shall be in substantially the form of the respective drafts thereof most recently provided to the Administrative Agent and the Lenders prior to the execution of this Agreement, with such changes as the Administrative Agent may approve.

(iii)       An Amended, Restated and Consolidated Ownership Interests Pledge and Security Agreement, duly executed by Multifamily Inc., WDLLC, and the Collateral Agent.

(iv)      Such other documents as the Administrative Agent, the Collateral Agent, or a Lender reasonably may require, duly executed and delivered.

(c)          The Reorganization Transactions shall have been consummated in accordance with applicable law and on the terms described in the Reorganization Documents and related agreements, without waiver or modification, and otherwise in a manner reasonably satisfactory to the Administrative Agent.

(d)         The representations and warranties of each member of the Obligor Group contained in this Agreement or in any document, instrument, or agreement delivered or to be delivered in connection with this Agreement (i) shall have been true and correct in all material respects on the date that such representations and warranties were made, and (ii) shall be true and correct in all material respects on the Reorganization Effective Date as if made on and as of such date.

(e)          All required third party and Governmental Authority consents, waivers, approvals, and authorizations to the Reorganization Transactions shall have been obtained or waived, and copies of such consents, waivers, approvals, and authorizations shall have been provided to the Administrative Agent.

(f)           The Company shall have paid all of the reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) of the Agents and the Lenders incurred in connection with this Agreement, the Replacement Notes, all other documents in connection herewith, and the matters addressed in and contemplated by this Agreement.

8.              Obligor Group Acknowledgments and Agreements.  Each member of the Obligor Group and, as applicable, each Pledgor, hereby acknowledges, confirms and agrees that:

(a)         All of the facts set forth in the Recitals of this Agreement are true and correct and incorporated into this Agreement by reference.

(b)         Except as provided herein, the terms, conditions, covenants, and other provisions of the Credit Agreement and the other Loan Documents (each as previously amended to the date hereof) remain in full force and effect, and each hereby ratifies, confirms and reaffirms all of such terms, conditions, covenants and other provisions.

(c)          By granting the consents set forth in this Agreement, the Agents and the Lenders are not consenting to any other or subsequent amendment to, modification or waiver of any other provisions of, or to the strict application of all applicable provisions of, the Credit Agreement and the other Loan Documents, notwithstanding any description or disclosure of any contemplated, planned, or anticipated future transactions, events, or occurrences.

(d)         This Agreement constitutes, and the documents and agreements to be executed and delivered in connection herewith will constitute, Loan Documents.

(e)          Such Person has no defenses, set offs or counterclaims with respect to any of its obligations to the Administrative Agent, the Collateral Agent, or the Lenders, and hereby, as of the date hereof and as of each Effective Date, releases, waives, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof and as of each Effective Date against the Administrative Agent, the Collateral Agent, and/or any of the Lenders, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Credit Agreement or other Loan Documents, or the administration thereof or the obligations created thereby.

(f)           From and after the date of this Agreement, they will keep the Administrative Agent and the Lenders fully informed relative to the Reorganization Transactions on a timely basis, and will provide the Administrative Agent and the Lenders with drafts of all relevant documents as available.  Unless specifically otherwise stated in writing, in no event shall the Agents or any Lender be deemed to have approved, endorsed, or consented or acquiesced to, any matter described in or contemplated by any documents or other materials or information from time to time furnished to them, by its or their review thereof.

9.              Representations and Warranties.  Each member of the Obligor Group, and, as applicable, each Pledgor, hereby represents and warrants as follows:

(a)         No Default or Event of Default exists as of the date such Person executes this Agreement.  After giving effect to this Agreement in accordance with its terms, no Default or Event of Default will exit on either Effective Date.

(b)         The representations and warranties made by, or with respect to, each such Person in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof as if remade herein, and such representations and warranties, and those made by such Person in this Agreement, and in any documents, instruments, or agreements to be delivered in connection with this Agreement will be true and correct as of each Effective Date after giving effect to this Agreement, except as to (i) matters which speak to a specific date, (ii) changes in the ordinary course to the extent permitted and contemplated by the Credit Agreement, (iii) matters previously disclosed in writing to the Administrative Agent (and, if required, consented to by the Administrative Agent and, if further required, the Lenders), and (iv) if the Reorganization Effective Date occurs, changes resulting from the Reorganization Transactions.

(c)          Each such Person, and, as applicable, each Reorganizing Party: (i) has the power and authority and legal right to execute and deliver this Agreement, the Reorganization Documents to which such Person is a party, and the documents, instruments, or agreements to be delivered by such Person in connection with this Agreement and the Reorganization Documents to which such Person is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (ii) has taken, or will have taken, any necessary action to authorize the execution, delivery, and performance of this Agreement, the Reorganization Documents to which such Person is a party, and the documents, instruments, or agreements to be delivered in connection with this Agreement and the Reorganization Documents to which such Person is a party.  The individual executing and delivering this Agreement, the Reorganization Documents to which the Person on whose behalf such individual is executing any Reorganization Documents is a party, and the documents, instruments, or agreements to be delivered in connection with this Agreement and the Reorganization Documents on behalf of such Person is, or will be at the time of such execution and delivery, duly authorized to do so.

(d)         This Agreement has been, and the documents, instruments, or agreements to be delivered by such Person and, as applicable, each Reorganizing Party, in connection with this Agreement and the Reorganization Transactions to which such Person is a party will be, duly executed and delivered on behalf of such Person and constitutes, or when executed and delivered will be, the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(e)          Except as set forth on Exhibit E hereto, no consents, waivers, approvals, and authorizations of any third parties or Governmental Authorities are required to be obtained by such Person or, as applicable, any Reorganizing Party, in connection with the execution, delivery, and performance of this Agreement or the Reorganization Documents, and all of such consents, waivers, approvals, and authorizations will be obtained on or prior to each applicable Effective Date.

(f)           Neither the execution or delivery by any Reorganizing Party of, or the performance by or on behalf of any Reorganizing Party of its obligations under, this Agreement, the Reorganization Documents to which such Person is a party, or any documents executed and delivered in connection herewith or therewith, nor compliance by any of them with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby (i) will contravene any applicable provisions of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or (ii) unless any necessary consents or approvals (including as may be required from any rating agency) have been obtained and copies thereof furnished to the Administrative Agent, will conflict with or result in any breach of, any of the terms, covenants, conditions, or provisions of, or constitute a default under, any Material Contract to which such Person or any of its Subsidiaries is a party or by which any of them or any of their assets is bound or to which any of them is subject, or (iii) will violate or cause a default by any such Person under any Organization Document of any such Person or of any Person in which any such Person holds an Equity Interest.

(g)          No member of the Obligor Group, and none of their respective Subsidiaries has any interest in any corporation, limited liability company, partnership or other entity (whether or not consolidated with such Person) as of the date hereof, except as disclosed on the organizational chart attached hereto as Exhibit F, nor will any of them have any such interests after giving effect to the consummation of the Reorganization Transactions, except as disclosed on the Effective Date Org Chart.

10.       Further Assurances.  Each member of the Obligor Group shall, and, as may be applicable shall cause any applicable Subsidiary, to from time to time (i) execute and deliver, or cause to be executed and delivered, all such other and further additional agreements, documents, certificates, and instruments, and (ii) take or cause to be taken all such other and further actions as the Administrative Agent may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement

11.       Miscellaneous.

(a)         Promptly, and in any event not later than five Business Days after the Reorganization Effective Date, the Borrower shall provide the Administrative Agent reasonably satisfactory evidence from applicable governmental authorities that the Reorganization Transactions have been consummated.

(b)         Promptly following the Assumption Effective Date each Lender shall return to the Borrower the Note held by such Lender which is being replaced by a Replacement Note.

(c)          The Company shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Agents and the Lenders in connection with this Agreement.

(d)         The terms and provisions of this Agreement shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and the documents related thereto and, except as expressly modified by this Agreement, the terms and provisions of the Credit Agreement and such other documents are ratified and confirmed and shall continue in full force and effect.

(e)          This Agreement shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(f)           This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver original signed counterparts of this Agreement to each other party if so requested by such other party.

(g)          This Agreement, together with the documents, instruments, and agreements executed and delivered, and to be executed and delivered, in connection herewith, constitute the complete agreement among the Obligor Group, the Pledgors party hereto, and the Credit Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter, and may not be modified, altered, or amended except in accordance with the Credit Agreement.

(h)         This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors and assigns, provided, however, no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder, under the Loan Agreement, or under any other Loan Document.

(i)             Time is of the essence with respect to all aspects of this Agreement.

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Executed as a sealed instrument as of the date first above written.

GPF ACQUISITION, LLC

By:	Walker & Dunlop GP, LLC, its Managing Member

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President

WALKER & DUNLOP MULTIFAMILY, INC.

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President

WALKER & DUNLOP GP, LLC

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President

GREEN PARK FINANCIAL LIMITED PARTNERSHIP

By:	Walker & Dunlop GP, LLC, its Managing General Partner

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President

W&D, INC. (f/k/a Walker & Dunlop, Inc.)

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President

WALKER & DUNLOP, INC.

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President & Chief Executive Officer

WALKER & DUNLOP, LLC

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President

WALKER & DUNLOP II LLC

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ Margaret A. Mulcahy
Name:	Margaret A. Mulcahy
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, successor to NATIONAL CITY BANK, as a Lender

By:	/s/ Terri A. Wyda
Name:	Terri A. Wyda
Title:	Senior Vice President